    As filed with the Securities and Exchange Commission on December 23, 1999

                                           Registration No. 33-____________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                        Under the Securities Act of 1933

                             COMSHARE, INCORPORATED
             (Exact name of registrant as specified in its charter)

          Michigan                                     38-1804887
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                 555 Briarwood Circle, Ann Arbor, Michigan 48108
                                 (734) 994-4800
              (Address, including zip code, and telephone number,
                 including area code, of registrant's Principal
                               Executive Office)

                             Comshare, Incorporated
                          Directors' Stock Option Plan
                            (Full Title of the Plan)

   MICHAEL S. KHOURY, Vice President, General Counsel and Corporate Secretary
                             Comshare, Incorporated
                 555 Briarwood Circle, Ann Arbor, Michigan 48108
                                 (734) 994-4800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                        Copies of all communications to:

                                THOMAS S. VAUGHN
                               Dykema Gossett PLLC
                             400 Renaissance Center
                          Detroit, Michigan 48243-1668
                                 (313) 568-6524

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
       Title of                                          Proposed              Proposed                Amount of
     Securities to            Amount to be            Maximum Offering         Maximum               Registration
     be Registered             Registered             Price Per Share*         Aggregate                  Fee
                                                                             Offering Price**
--------------------------------------------------------------------------------------------------------------------
    Common Stock                50,000                $ 3.9219               $ 196,095               $ 51.77
    $1.00 par value             shares**
--------------------------------------------------------------------------------------------------------------------

* Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low sale prices of the Common Stock on the NASDAQ National Market on December 22, 1999, in accordance with Rule 457(h).
** The number of shares may be adjusted to prevent dilution from stock splits, stock dividends and similar transactions. This Registration Statement shall cover any such additional shares in accordance with Rule 416(a).

                                    PART II


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by Comshare, Incorporated (the "Company") with the Securities and Exchange Commission ("SEC") are incorporated herein by reference:

               (a) The Company's Annual Report on Form 10-K for the year ended June 30, 1999;

               (b) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999; and

               (c) Description of the Company's Common Stock contained in the Prospectus forming a part of the Company's Registration Statement on Form S-1 (No. 2-29663) (incorporated by reference into the Company's Registration Statement on Form 10 filed under the Securities Exchange Act of 1934 in October 1969, as amended by Item 4 of the Company's Form 8-K Report for January 1973 (SEC File Reference Number 04096),
                    Item 5 of the Company's Form 8-K Report, filed in September 1988 (SEC File Reference Number 04096) and Item 5 of the Company's Form 8-K Report, filed in September 1996).

         All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities being offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference and to be a part hereof from the date of filing of each such document.


Item 4.  DESCRIPTION OF SECURITIES

         The Common Stock to be offered is registered under Section 12 of the Securities Exchange Act of 1934.


Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Sections 561 through 571 of the Michigan Business Corporation Act (the "MBCA") govern the indemnification of officers, directors and other persons. In this regard, the MBCA provides for indemnification of directors and officers acting in good faith and in a manner they reasonably believe to be in, or not opposed to, the best interest of the Company or its shareholders (and, with respect to a criminal proceeding, if they have no reasonable cause to believe their conduct to be unlawful). Such indemnification may be made against (a) expenses (including attorney's fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding (other than an action by, or in the right of the Company) arising by reason of the fact that they were serving as a director, officer, employee or agent of the Company (or some other entity at the Company's request), and (b) expenses (including attorney's fees) and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action or suit by, or in the right of, the Company (a "Derivative Action"), unless the director or officer is found liable to the Company and an appropriate court does not determine that he or she is nevertheless fairly and reasonably entitled to indemnification. The MBCA permits the Company to indemnify its officers as set forth above only on a determination that indemnification is proper because the applicable standard of conduct has been met. Because the Company's articles of incorporation eliminate a director's liability for money damages as set forth in the next paragraph, the MBCA generally permits the Company to indemnify its directors without any determination that the applicable standard of conduct as set forth above has been met, except that indemnification for Excluded Acts (as defined below) only can be authorized by a court of competent jurisdiction and indemnification of amounts paid in settlement of a Derivative Action only can be authorized upon a determination that indemnification is proper. A required determination can be made by action of the board of directors of the Company, certain members or committees of the board of directors of the Company, the shareholders of the Company, independent legal counsel or a court of competent jurisdiction. The MBCA requires indemnification for expenses to the extent that a director or officer is successful in defending against any action, suit or proceeding described above. In certain circumstances the MBCA further requires advances to cover such expenses before a final determination that indemnification is permissible, upon receipt of (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the applicable standard of conduct set forth in the MBCA, and (ii) a written undertaking by or on behalf of the director or officer to repay such amounts unless it shall ultimately be determined that he or she is entitled to indemnification. The Company's articles of incorporation require the Company to indemnify officers and directors to the fullest extent authorized by the MBCA as set forth above.

         Subject to the exceptions recited in the following sentence, pursuant to Section 209(c) of the MBCA, the Company's articles of incorporation eliminate a director's liability to the Company or its shareholders for money damages for any action taken or failure to take any action as a director. Such exculpatory language does not, however, eliminate or limit the liability of a director for
(a) the amount of a financial benefit received by a director to which he or she is not entitled, (b) intentional infliction of harm on the Company or its shareholders, (c) certain other violations of the MBCA, or (d) an intentional criminal act (the "Excluded Acts").

         The MBCA permits the Company to purchase insurance on behalf of its directors and officers against liabilities arising out of their positions with the Company, whether or not such liabilities would be within the indemnification provisions of the MBCA. Under an insurance policy maintained by the Company, the directors and officers of the Company are insured, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of being or having served as directors and officers of the Company or certain other entities.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.


Item 8.  EXHIBITS

         The following exhibits are filed with this registration statement:

         4.1 Articles III, V and VI of the Restated Articles of Incorporation of the Registrant, as amended - incorporated by reference to
                Exhibit 3.01 to the Registrant's Form 10-K Report for the fiscal year ended June 30, 1998.

         4.2 Articles III, IV, V, VI and XI of the Restated Bylaws of the Registrant, as amended - incorporated by reference to Exhibit
                3.02 to the Registrant's Form 10-K Report for the fiscal year ended June 30, 1998.

  4.3 Specimen form of Common Stock Certificate - incorporated by reference to Exhibit 4(c) to the Registrant's Form S-1 Registration Statement No. 2-29663.

  4.4 Rights Agreement, dated as of September 16, 1996, between Comshare, Incorporated and KeyBank National Association, as Rights Agent - incorporated by reference to Exhibit 2 to the Registrant's Registration Statement on Form 8-A, filed on September 17, 1996.

  4.5 Form of certificate representing Rights (included as Exhibit B to the form of Rights Agreement filed as Exhibit 4.4). Pursuant to the Rights Agreement, Rights Certificates will not be mailed until after the earlier of (i) the tenth business day (or such later date as may be determined by the Board of Directors, with the concurrence of a majority of the Continuing Directors, prior to such time as any person becomes an Acquiring Person) after the date of the commencement of, or first public announcement of the intent to commence, a tender or exchange offer by any person or group of affiliated or associated persons (other than the Company or certain entities affiliated with or associated with the Company), if, upon consummation thereof, such person or group of affiliated or associated persons would be the beneficial owner of 15% or more of such outstanding shares of Common Stock - incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A, filed on September 17, 1996.

  5 Opinion of Dykema Gossett PLLC with respect to the legality of the Common Stock to be registered hereunder.

  23.1         Consent of Arthur Andersen L.L.P.

  23.2         Consent of Dykema Gossett PLLC (contained in Exhibit 5).

  24.1         Power of Attorney of Kathryn A. Jehle.

  24.2         Power of Attorney of Dennis G. Ganster.

  24.3         Power of Attorney of Daniel T. Carroll.

  24.4         Power of Attorney of Geoffrey B. Bloom.

  24.5         Power of Attorney of Richard L. Crandall.

  24.6         Power of Attorney of Alan G. Merten.

  24.7         Power of Attorney of John F. Rockart.

  99.1 Comshare, Incorporated Directors' Stock Option Plan - incorporated by reference to Exhibit 10.21 to the Registrant's Form 10-Q Report for the quarter ended September 30, 1994.

  99.2 First Amendment to the Comshare, Incorporated Directors' Stock Option Plan - incorporated by reference to Exhibit 10.05 to the Registrant's Form 10-Q Report for the quarter ended September 30, 1999.

Item 9.  UNDERTAKINGS

         (1) The undersigned registrant hereby undertakes (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, and (c) to remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering.

         (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling persons of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan on December 22, 1999.

                              COMSHARE, INCORPORATED


                              By: /s/ Kathryn A. Jehle
                                -------------------------------------------
                                      Kathryn A. Jehle
                              Its: Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the indicated capacities as of December 22, 1999.

         Signature                                     Title
         ---------                                     -----


           *                  Director, President and Chief Executive Officer
------------------------
Dennis G. Ganster


/s/ Kathryn A. Jehle          Director, Senior Vice President, Chief Financial
------------------------      Officer, Treasurer and Assistant Secretary
Kathryn A. Jehle

          *
------------------------      Director and Chairman of the Board
Daniel T. Carroll


          *
------------------------      Director
Geoffrey B. Bloom


          *
------------------------      Director
Richard L. Crandall


          *
------------------------      Director
Alan G. Merten


          *
------------------------      Director
John F. Rockart


* By: /s/ Kathryn A. Jehle
      ------------------------
         Kathryn A. Jehle
         Power-of-Attorney

                                INDEX TO EXHIBITS

                                                                                                Sequentially
Number            Description                                                                   Numbered Page
------            -----------                                                                   -------------

4.1               Articles III, V and VI of the Restated Articles of Incorporation of the
                  Registrant, as amended - incorporated by reference to Exhibit 3.01 to the
                  Registrant's Form 10-K Report for the fiscal year ended June 30, 1998.

4.2               Articles III, IV, V, VI and XI of the Restated Bylaws of the Registrant, as
                  amended - incorporated by reference to Exhibit 3.02 to the Registrant's
                  Form 10-K Report for the fiscal year ended June 30, 1998.

4.3               Specimen form of Common Stock Certificate - incorporated by reference to Exhibit 4(c) to the Registrant's Form S-1 Registration Statement No. 2-
                  29663.

4.4               Rights Agreement, dated as of September 16, 1996, between
                  Comshare, Incorporated and KeyBank National Association, as
                  Rights Agent incorporated by reference to Exhibit 2 to the Registrant's Registration Statement on Form 8-A, filed on
                  September 17, 1996.

4.5               Form of certificate representing Rights (included as Exhibit B to the form of Rights Agreement filed as Exhibit 4.4).  Pursuant to the Rights
                  Agreement, Rights Certificates will not be mailed until after the earlier of (i)
                  the tenth business day (or such later date as may be determined by the
                  Board of Directors, with the concurrence of a majority of the Continuing
                  Directors, prior to such time as any person becomes an Acquiring Person)
                  after the date of the commencement of, or first public announcement of the intent to commence, a tender or exchange offer by any person or group of affiliated or associated persons (other than the Company or certain entities affiliated with or associated with the Company), if, upon consummation thereof, such person or group of affiliated or associated persons would be the beneficial owner of 15% or more of such outstanding shares of
                  Common Stock - incorporated by reference to Exhibit 1 to the Registrant's
                  Registration Statement on Form 8-A, filed on September 17, 1996.

5 Opinion of Dykema Gossett PLLC with respect to the legality of the Common Stock to be registered hereunder (including consent).

23.1              Consent of Arthur Andersen L.L.P.

24.1              Power of Attorney of Kathryn A. Jehle.

24.2              Power of Attorney of Dennis G. Ganster.

24.3              Power of Attorney of Daniel T. Carroll.

24.4              Power of Attorney of Geoffrey B. Bloom.

24.5              Power of Attorney of Richard L. Crandall.

24.6              Power of Attorney of Alan G. Merten.

24.7              Power of Attorney of John F. Rockart.


99.1 Comshare, Incorporated Directors' Stock Option Plan - incorporated by reference to Exhibit 10.21 to the Registrant's
                  Form 10-Q Report for the quarter ended September 30, 1994.

99.2              First Amendment to the Comshare, Incorporated Directors' Stock Option
                  Plan - incorporated by reference to Exhibit 10.05 to the Registrant's Form
                  10-Q Report for the quarter ended September 30, 1999.